Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-102869 on Form S-3 and No. 333-90630 on Form S-8 of Creative Host Services, Inc. of our report dated March 30, 2004, appearing in this Annual Report on Form 10-K of Creative Host Services, Inc. for the year ended December 31, 2003.



/S/ DELOITTE & TOUCHE LLP

San Diego, California
March 30, 2004